SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

Current Report Pursuant
To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report	December 3, 2003
(Date of earliest event reported)	(December 2, 2003)

Protection One, Inc.	Protection One Alarm Monitoring, Inc.
(Exact Name of Registrant as Specified in Charter)	(Exact Name of Registrant as Specified in Charter)

Delaware	Delaware
(State or Other Jurisdiction of Incorporation)	(State or Other Jurisdiction of Incorporation)

1-12181-01	1-12181
(Commission File Number)	(Commission File Number)

93-1063818	93-1065479
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

818 S. Kansas Avenue Topeka, Kansas 66612	818 S. Kansas Avenue Topeka, Kansas 66612
(Address of Principal Executive Offices, Including Zip Code)	(Address of Principal Executive Offices, Including Zip Code)

(785) 575-1707	(785) 575-1707
(Registrant’s Telephone Number, Including Area Code)	(Registrant’s Telephone Number, Including Area Code)

PROTECTION ONE, INC.

Item 5.  Other Events

The New York Stock Exchange (“Exchange”) announced on December 2, 2003, that it has suspended immediately trading in the common stock of Protection One, Inc. (ticker symbol “POI”) (the “Company”) and will be applying to the Securities and Exchange Commission to delist the Company’s common stock from the Exchange.  The Company does not intend to appeal the NYSE’s action.  The Company has applied to trade its common stock on the OTC Bulletin Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protection One, Inc.

Date:	December 2, 2003	By:	/s/ Darius G. Nevin
Darius G. Nevin
Executive Vice President and Chief Financial Officer

Protection One Alarm Monitoring, Inc.

Date:	December 2, 2003	By:	/s/ Darius G. Nevin
Darius G. Nevin
Executive Vice President and Chief Financial Officer